BY-LAWS

OF

SPRINGLEAF FINANCE CORPORATION

(FORMERLY AMERICAN GENERAL FINANCE CORPORATION)

AMENDMENT NO. 1
TO
AMENDED AND RESTATED BY-LAWS
OF
AMERICAN GENERAL FINANCE CORPORATION

Date: November 30, 2010

Section 2.8(a) of Article II of the Amended and Restated By-Laws is amended and restated in its entirety to read as follows:

“Section 2.8. Committees.  (a) The Board of Directors may create one (l) or more committees, including an Executive Committee, and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee shall have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.”

AMENDED AND RESTATED BY-LAWS

of

AMERICAN GENERAL FINANCE CORPORATION,1

an Indiana Corporation

Effective October 8, 2009

ARTICLE I

Meetings of Shareholders

Section 1.1.  Place of Meetings. All meetings of shareholders of American General Finance Corporation (the “Corporation”) shall be held at the principal office of the Corporation or at any other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice of the meeting.

Section 1.2.  Annual Meetings.  The annual meeting of the shareholders shall be held at such hour and on such date as the Board of Directors may select in each year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

Section 1.3.  Special Meetings.  Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the Secretary under the written direction of a majority of the Directors; and a special meeting of shareholders shall be called by the Board of Directors if the Secretary receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.  If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.  The person or persons calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

Section 1.4.  Notice of Meetings.  A written notice, stating the date, time and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth (60th) day after the

1 Name changed from Credithrift Financial Corporation to American General Finance Corporation effective March 20, 1989.

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Corporation’s receipt of the demand requiring the meeting to be called.  Notice of shareholder’s meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation’s current record of shareholders.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be  established for the adjourned meeting pursuant to the Indiana Business Corporation Law, as amended from time to time (hereinafter referred to as the “Corporation Law”).

Section 1.5.  Waiver of Notice.  A shareholder or his proxy may at any time waive notice of a meeting, either before or after the date and time of the meeting, if the waiver is in writing, signed by the shareholder entitled to the notice, and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.  A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented.  Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholder’s meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

Section 1.6.  Voting.  Except as otherwise provided by the Corporation Law or the Corporation’s Amended and Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

Section 1.7.  Quorum.  Unless the Corporation’s Amended and Restated Articles of Incorporation or the Corporation Law provide sotherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter.  Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be (pursuant to Corporation Law) established for the adjourned meeting.

Section 1.8.  Vote Required to Take Action.  If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation’s Amended and Restated Articles of Incorporation or the Corporation Law require a greater number of affirmative votes.  A Director

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shall be elected by a plurality of the votes properly cast that are entitled to vote for the election of such Director at a meeting at which a quorum is present.

Section 1.9.  Record Date.  Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting.  In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting.  Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.10.  Proxies.  A shareholder may vote his shares either in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meetings with the effective period of such proxy) by signing an appointment form, either personally or by the shareholder’s attorney-in-fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes, and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form.  The proxy’s authority may be limited to a particular meeting or may be general and authorize proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form.  Subject to the Corporation Law and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 1.11.  Removal of Directors.  Any or all of the members of the Board of Directors may be removed, with or without cause, by the shareholders or the Directors. Shareholders may remove a Director only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of the Directors sought to be removed.

Section 1.12.  Written Consents.  Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action.  The action must be evidenced by one (1) or more written consents describing the action taken signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A written consent to take a corporate action is not valid unless, not later than sixty (60) days after the earliest date on which a consent delivered to the Corporation as required by this Section 1.12 was signed, written consents signed by sufficient shareholders to take the action have been delivered to the Corporation. A written consent may be revoked by a writing to that effect delivered to the Corporation before unrevoked written consents sufficient in number to take the corporate action are delivered to the Corporation.  A consent signed in accordance with this Section 1.12 has the effect of a vote taken at a meeting and may be described as a vote in any document.

Unless (i) the consent specifies a different prior or subsequent effective date, or (ii) the Amended and Restated Articles of Incorporation, By-Laws, or a resolution of the Board of

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Directors provides for a reasonable delay to permit tabulation of written consents, the action taken by written consent is effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation.

An electronic transmission may be used to consent to an action if the electronic transmission contains or is accompanied by information from which the Corporation can determine the date on which the electronic transmission was signed and that the electronic transmission was authorized by the shareholder, the shareholder's agent, or the shareholder's attorney in fact.

Unless otherwise determined by a resolution of the Board of Directors, delivery of a written consent to the Corporation under this section is delivery to the Corporation's registered agent at its registered office or to the Secretary of the Corporation at its principal office.

Section 1.13.  Participation by Electronic Means.  The Chairman of the Board of the Board of Directors may permit any or all shareholders to participate in annual, regular or special meetings of shareholders by or through the use of any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting.  A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

ARTICLE II

Directors

Section 2.1.  Number and Terms.  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three nor more than fifteen Directors.  Within such range, the number of Directors may be fixed or changed from time to time by the affirmative vote of a majority of the entire number of Directors.  The number of Directors at the time of adoption of these Amended and Restated By-Laws is nine (9).  Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following his election.

Despite the expiration of a Director’s term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of the Director’s death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.  Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board of Directors are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.  The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director’s predecessor was elected.

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The Directors, and each of them, shall have no authority to bind the Corporation in their capacity as Directors, except when acting as a Board of Directors or as a duly authorized committee of the Board of Directors.

Section 2.2.  Quorum and Vote Required to Take Action.  A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies.  If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation Law, the Corporation’s Amended and Restated Articles of Incorporation or these By-Laws.

Section 2.3.  Annual and Regular Meetings.  The Board of Directors shall meet annually for the purpose of transacting such business as properly may come before the meeting.   Annual and regular meetings of the Board of Directors shall be held at such place, and at such time, as may be determined by the Chairman of the Board of Directors, and shall be stated in the notice of the meeting or in a duly signed waiver of notice thereof.  The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 2.4.  Special Meetings.  Special meetings of the Board of Directors may be called at the direction of the Chairman, the President or any two (2) members of the Board of Directors upon not less than twenty-four (24) hours’ notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting.  Such notice may be communicated in accordance with Section 9.5 of these Amended and Restated Bylaws.  Notice of any meeting of the Board of Directors may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records.

Section 2.5.  Waiver of Notice.  A Director may at any time waive notice of a meeting, either before or after the date and time of the meeting, if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.  A Director’s attendance at a meeting, (a) waives objection to lack of notice or defective notice of the meeting, unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Director objects to considering the matter when it is presented.  Each Director who has in the manner above provided waived notice or objection to notice of a Board of Directors meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

Section 2.6.  Written Consents.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors.  The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, included in the minutes or filed with the corporate records reflecting the action taken, and delivered to the Secretary.  Action taken under this Section 2.6 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is

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effective on or as of the specified date;  however, if no effective date is designated and the action taken under this section is taken electronically, the effective date shall be determined  in accordance with Section 26-2-8 of the Corporation Law. A Director's consent may be withdrawn by a revocation signed by the Director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all the Directors.

An electronic transmission may be used to consent to an action if the electronic transmission contains or is accompanied by information from which the Corporation can determine the date on which the electronic transmission was signed and that the electronic transmission was authorized by the Director.

 A consent signed under this Section 2.6 shall have the same effect as a unanimous vote of all members of the Board of Directors and may be described as such in any document.

Section 2.7.  Participation by Electronic Means.  The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.8.  Committees.  (a) The Board of Directors may create one (l) or more committees, including an Executive Committee, and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted.  Each committee shall have two (2) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

(1)

authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(2)

approve or propose to shareholders action that is required to be approved by shareholders;

(3)

fill vacancies on the Board of Directors or on any of its committees;

(4)

except to the extent permitted by subdivision (7) below, amend the Corporation’s Amended and Restated Articles of Incorporation under Section 23-1-38-02 of the Corporation Law;

(5)

adopt, amend, repeal, or waive provisions of these By-Laws;

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(6)

approve a plan of merger not requiring shareholder approval; or

(7)

authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this paragraph within limits prescribed by the Board of Directors.

(c) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.7 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

Section 2.9.  No Staggered Board.

It is the intent of the Corporation not to have staggered terms for members of the Board of Directors. The Board of Directors expressly elects that, in the event that, in the future, the Corporation were to register a class of voting shares with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, the Corporation shall not be governed by Section 23-1-33-6(c) of the Corporation Law, which provides that, if the Corporation has a class of voting shares registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, the Corporation shall provide for the staggering of Directors in accordance with Section 23-1-33 of the Corporation Law.

ARTICLE III

Officers

Section 3.1.  Enumeration, Election and Qualification.  The officers of the Corporation shall consist of the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), the Chief Financial Officer, the Treasurer, the Secretary and such other subordinate officers as may be chosen by the Board of Directors.  The Chairman of the Board, the Chief Executive Officer and the President shall be elected from among the Board of Directors.  An Executive Vice President, any other Vice President, the Chief Financial Officer, the Treasurer and the Secretary need not be Directors.  Any two (2) or more offices may be held by the same person, except the duties of the Secretary shall not be performed by the Chairman of the Board or the President.

The Board of Directors may, in addition, elect a Senior Chairman of the Board and a Vice Chairman of the Board, who shall each be Directors, and the Board of Directors may elect and establish the seniority of any number of Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.

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The officers shall be chosen annually by the Board of Directors at its annual meeting.  Each officer shall hold office until his successor is chosen and qualified, or until the earlier of his death, resignation, disqualification or removal.

Any officer may be removed at any meeting of the Board of Directors by the vote of the majority of the actual number of Directors at the time elected and qualified whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.2.  Chairman of the Board.  The Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors.  The Chairman shall study and make recommendations to the Board of Directors, with respect to major problems and activities of the Corporation and shall, if he is not also the Chief Executive Officer, advise the Chief Executive Officer with respect to the major policies to be pursued in the administration of the Corporation’s affairs.  In addition, he shall have such other responsibilities and powers, and perform such other duties as may, from time to time, be prescribed by the Board of Directors or the Executive Committee, if any.

Section 3.3.  Chief Executive Officer.  Either the Chairman of the Board or the President shall also be the Chief Executive Officer, and in the absence, disability or refusal to act of the one presently serving as Chief Executive Officer, the other shall possess all of the powers and perform all of the duties of the Chief Executive Officer.  The Chief Executive Officer shall be the chief executive and principal policy-making officer of the Corporation.  Subject to the authority of the Board of Directors and, if he is not also the Chairman, to consultation with the Chairman, he shall formulate the major policies to be pursued in the administration of the Corporation’s affairs and shall see that the established policies are placed into effect and carried out under the direction of the appropriate officers.  In addition, he shall have such usual powers of supervision and management as may pertain to the office of the Chief Executive Officer and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or the Executive Committee, if any.

Section 3.4.  Senior Chairman of the Board.  The Senior Chairman of the Board shall act in the absence of the Chairman or, if he elects to do so, at any time, and he shall, when he so acts, possess all of the powers and perform all of the duties of the Chairman.  The Senior Chairman shall, in addition, perform such duties as may be properly assigned to him by the Board of Directors or the Executive Committee, if any.

Section 3.5.  Vice Chairman of the Board.  The Vice Chairman of the Board shall act in the absence of the Chairman and the Senior Chairman and, when he so acts, he shall possess all of the powers and perform all of the duties of the Chairman.  The Vice Chairman shall, in addition, perform such duties as may be properly assigned to him by the Board of Directors, Executive Committee, if any, or the Chairman.

Section 3.6.  President.  The President shall be the General Manager of the Corporation and chief of the executive staff.  He shall perform such duties as may be properly assigned to

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him by the Board of Directors, Executive Committee, if any, or the Chairman.  In the absence of the Chairman, the Senior Chairman and the Vice Chairman of the Board, he shall possess all of the powers and perform all of the duties of the Chairman.

Section 3.7.  Executive Vice Presidents.  An Executive Vice President shall assist the President in the supervision of the affairs of the Corporation and perform any other duties that may be assigned to this office by the Chairman, the President, the Board of Directors or the Executive Committee, if any.  In the absence, disability or refusal to act of the President, the Executive Vice Presidents, in the order of seniority of service with the Company, shall possess all of the powers and perform the duties of the President.

Section 3.8.  Vice Presidents.  The Board of Directors may elect such Vice Presidents and Assistant Vice Presidents as it may from time to time determine by resolution creating the office and defining the duties thereof.  The Board of Directors may designate any Vice President as a Senior Vice President, who shall be superior in rank to any other Vice President (except for other Senior Vice Presidents and the Executive Vice Presidents).  The Board of Directors may designate any Vice President as a Divisional Vice President, who shall be superior in rank to any other Vice President (except for other Divisional Vice Presidents, any Senior Vice Presidents and the Executive Vice Presidents).

The Vice Presidents, in the order of seniority of service with the Corporation and rank, in the absence, disability or refusal to act of the President and the Executive Vice Presidents, shall possess all the powers and perform all the duties of the President.  Each Vice President shall, in addition to performing the duties defined for his office by the Board of Directors, perform such other duties as may be assigned to his office by the Chairman, the President or the Executive Committee, if any.

Section 3.9.  Chief Financial Officer.  The Chief Financial Officer shall be the principal  financial officer of the Corporation, shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall oversee all the duties incident to the office of Treasurer and perform such other duties as these By-Laws provide, as are usual and customary, or as may, from time to time, be assigned by the Board or Directors or Executive Committee, if any.

Section 3.10.  Secretary.  The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, shall issue all calls for meetings (except as otherwise provided herein), shall notify all officers and Directors of their election, shall have charge of and keep the seal of the Corporation, and shall sign such certificates of stock and such contracts, deeds, licenses and other instruments as may require such signature.

The Secretary shall make such reports to the Board of Directors as it may request, and shall also be responsible for ensuring that the Corporation maintains the records required by Section 23-1-52-1 of the Corporation Law (other than accounting records) and that the Corporation files with the Indiana Secretary of State the biennial report required by Section 23-1-

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53-3 of the Corporation Law.  In connection with any meeting of shareholders, the Secretary shall be responsible for securing and having available the shareholders list required by Section 23-1-30-1 of the Corporation Law.

The Secretary shall keep or cause to be kept the stock register and transfer books relating to all of the Corporation’s shares and shall supervise the preparation, recordation, transfer, issuance and cancellation of the certificates for shares, as required from time to time.  He shall also perform such other duties as may be assigned to his office by the Chairman, the President, the Board of Directors or the Executive Committee, if any.

Section 3.11.  Treasurer.  The Treasurer, under the supervision of the Chief Financial Officer, shall have the custody of, and be responsible for, all monies and securities of the Corporation; shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition; and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers.  He shall deposit, in the name of the Corporation, in such depository or depositories as are approved by the Board of Directors, all monies that come into his hands for the Corporation’s account.  His books and accounts shall be open at all times during usual business hours to the inspection of any Director of the Corporation.

He also shall provide annual financial statements to shareholders when and as required by Section 23-1-53-1 of the Corporation Law.  The Treasurer shall perform such other duties as may be properly assigned to his office by the Chairman, the President, the Chief Financial Officer, the Board of Directors or the Executive Committee, if any.

Section 3.12.  Delegation of Duties.  In case of the absence, or inability or refusal to act of any officer of the Corporation, the Board of Directors may delegate for the time being the duties of such officer to any other officer or to any Director.

Section 3.13.  Vacancies.  Any vacancy in any office because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term by the Board of Directors in the manner prescribed herein for election or appointment to such office.

ARTICLE IV

Bank Deposits and Checks

The Treasurer shall deposit the monies of the Corporation, as the same may come into his hands, in such depository or depositories as may be designated by the Board of Directors or the Executive Committee, if any, and such deposits shall be made in the name of the Corporation, and monies shall be withdrawn therefrom by check or order of the Treasurer or of the Chairman, the Vice Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, any Vice President, or of such other officers or persons as the Board of Directors may designate.

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ARTICLE V

Loans

Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money on the Corporation’s behalf, to establish credit, to discount bills and papers, to pledge collateral and to sign such notes, bonds, debentures or other evidence of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors, all subject, however, to the express authorizations set forth in Article VI.

ARTICLE VI

Execution of Documents

Except as may otherwise be specified in a resolution adopted by the Board of Directors, all contracts, leases, notes, commercial paper, bonds, deeds, mortgages and other instruments in writing and legal documents shall be signed by the Chairman, the Senior Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer or the Treasurer and, when required by law or otherwise by the Secretary or Treasurer, or their respective assistants.  The signatures of such officers on the bonds, notes, debentures or other evidences of indebtedness of the Corporation may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes.

ARTICLE VII

Stock

Section 7.1.  Execution.  Certificates for shares of the capital stock of the Corporation shall be signed by the Chairman, the President or any Vice President, and by the Secretary or Assistant Secretary; and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed.  Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles.  The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on such certificate shall have ceased to be such officer.

Section 7.2.  Contents.  Each certificate issued after the adoption of these Amended and Restated By-Laws shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the person to whom it is issued; the number and class of shares and the designation of the series, if any, the certificate represents; the par value of each share, if any; whether such shares have been fully paid up and are non-assessable; and shall state conspicuously on its front or back that the Corporation will furnish the

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shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variation in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Section 7.3.  Transfers.  Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

Section 7.4.  Stock Transfer Records.  There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records.  The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders’ list giving the names and addresses of all shareholders and the number and class of shares held by each.

Section 7.5.  Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.  The resolutions adopted by the Board of Directors of the Corporation appointing and conferring the powers, rights, duties and obligations of such transfer agent or registrar, or both, shall allocate and delimit the power to make original issue and transfer of shares of the Corporation, shall specify whether shareholders shall give notice of changes of their addresses to the transfer agent or registrar, and shall allocate and impose the duty of maintaining the original stock ledgers or transfer books, or both, of the Corporation, and of disclosing the names of the shareholders, the number of shares held by each, by kinds and classes, and the address of each shareholder as it appears upon the records of the Corporation.  Shareholders shall be responsible for notifying the transfer agent or registrar, as the case may be, in writing, of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, Directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent or registrar (as the case may be) who is the agent specified in such a resolution as the agent to receive notice of change of address.

Section 7.6.  Loss, Destruction or Mutilation of Certificate.  The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or in the case of loss or destruction, upon satisfactory proof of such loss or

American General Finance Corporation

Effective October 8, 2009

Amended and Restated By-Laws

destruction.  The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to pay the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate and/or to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed; but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

Section 7.7.  Form of Certificates.  The form of the certificates for shares of the capital stock of the Corporation shall conform to the requirements of Section 7.2 of these By-Laws, and be in such printed form as shall from time to time be approved by the resolution of the Board of Directors.

ARTICLE VIII

Seal

The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and in the center of which shall be inscribed the word “Seal,” and such seal is hereby adopted as the corporate seal of the Corporation.  A facsimile of the seal may be imprinted on any stock certificate, bond, note, security or other document signed by the Corporation; provided, however, that the use of a corporate seal or impression thereof shall not be required upon and shall not affect the validity of any instrument of the Corporation.

ARTICLE IX

Miscellaneous

Section 9.1.  Indiana Business Corporation Law.  The provisions of the Corporation Law, as amended from time to time, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

Section 9.2.  Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 9.3.  Amendments.  These By-Laws may be rescinded, changed or amended, and provision hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time (or by written consent as provided in these By-Laws), except as otherwise required by the Corporation’s Amended and Restated Articles of Incorporation or by the Corporation Law.

Section 9.4.  Fidelity Bonds.  The Board of Directors or the Executive Committee, if any, shall cause to be purchased from a reliable surety company such fidelity bonds as they may deem necessary covering all officers and employees of the Corporation, devoting either part or full

American General Finance Corporation

Effective October 8, 2009

Amended and Restated By-Laws

time to the business of the Corporation, for the faithful performance of their several duties and for the restoration to the Corporation, in the event of death, resignation or removal from office, of all books, papers, vouchers, money and other property belonging to the Corporation that may have come into their custody.

Section 9.5.  Form of Notice.  Unless otherwise provided for under these By-Laws, notice may be communicated in writing with delivery (1) in person, (2) by telegraph, teletype, or other form of wire or wireless communication, (3) by mail (including private carrier service, fees prepaid or billed to the sender), or (4) electronically.

American General Finance Corporation

Effective October 8, 2009

Amended and Restated By-Laws